Exhibit 3.62
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
VHS SAN ANTONIO PARTNERS, LLC
     This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of June 30, 2007 (this “Agreement”), of VHS San Antonio Partners, LLC is entered into by and between the person or persons listed on the signature pages hereto as member or members (collectively, the “Members”) and by VHS San Antonio Partners, LLC (the “Company”).
RECITALS:
     WHEREAS, on June 21, 2007, the original Member formed the Company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), by filing of a Certificate of Formation with the Delaware Secretary of State and the execution of a Limited Liability Company Agreement dated as of June 20, 2007 (the “Original Operating Agreement”).
     WHEREAS, on June 30, 2007, the Company merged (the “Merger”) with VHS San Antonio Partners, L.P. (the “Merging Entity”), pursuant to the provisions of Section 18-209 of the Act, under the terms and conditions set forth in that certain Agreement and Plan of Merger, dated as of June 26, 2007, between the Company and the Merging Entity, with the Company being the surviving entity of the Merger.
     WHEREAS, prior to the Merger, all of the partners of the Merging Entity and all of the Members of the Company approved the Merger, in conformity with Section 18-209(b) of the Act and Section 17-211(b) of the Delaware Revised Uniform Limited Partnership Act.
     WHEREAS, to reflect the Merger and the admission of VHS Acquisition Subsidiary Number 5, Inc. to the Company as its Managing Member, the Members and the Company now desire to amend and restate the Original Operating Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, the Members and the Company do hereby amend and restate the Original Operating Agreement as follows:
     1. Name; Formation. The name of the Company (which is a limited liability company) shall be VHS San Antonio Partners, LLC , or such other name as the Members may from time to time hereafter designate. The Company shall be formed upon the execution and filing by any Member, by any person designated by a Member or by any officer, agent or employee of the registered agent of the Company in the State of Delaware (any such person being hereby authorized to take such action) of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act. The rights and obligations of the Members are as provided in the Act except as otherwise expressly provided in this Agreement.
     2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in Section 18-101 of the Act.
     3. Purpose. The Company is formed for the purpose of engaging in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the power to engage in all activities and transactions that the Members deem necessary or advisable in connection with the foregoing.
     4. Offices; Registered Agent.
          (a) The principal office of the Company, and such additional offices as the Members may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Members may designate from time to time.
          (b) The registered office of the Company in the State of Delaware is located at National Registered Agents, Inc., 160 Greentree Drive, Suite 101, in the City of Dover, Delaware. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be National Registered Agents, Inc., 160 Greentree Drive, Suite 101, in the City of Dover, Delaware. The Member may change such registered office and/or registered agent from time to time.
     5. Members. The names and the mailing addresses of the Members are as set forth on Schedule A attached hereto, as the same may be amended from time to time.
     6. Duration of the Company. The period of duration or term of the Company shall commence on the date of filing of the certificate of formation of the Company in accordance with the Act and shall continue until the Company is dissolved and its affairs are wound up in accordance with Section 17 of this Agreement and a certificate of cancellation is filed in accordance with the Act.
     7. Powers; Management. The business and affairs of the Company shall be managed by the Members. The Members shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. Each Member who is a natural person and each director, partner and officer of any Member (each, an “Authorized Person”) is hereby designated as an officer of the Company and “authorized person”, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. Each Authorized Person, acting severally, is hereby authorized, empowered and directed in the name and on behalf of the Company to take any action, including, but not limited to approving, executing and delivering any and all agreements, certificates or any other documents on behalf of the Company. In addition, each Authorized Person, or a representative appointed by an Authorized Person, may open in the name of the Company whatever bank accounts may be necessary or appropriate for the expeditious conduct of the Company’s affairs and draw checks thereon, make deposits therein and take all other actions necessary or appropriate in connection therewith. Any action so approved and taken by any Authorized Person on behalf of the Company shall bind the Company. Notwithstanding the foregoing, VHS Acquisition Company Number 5, Inc. shall be the Managing Member of the Company and solely manage the business and affairs of the Company, subject to the statutory rights of the Members under the Act.
     8. Capital Contributions. The Members shall make capital contributions to the Company in such amounts and at such times as may be unanimously determined by the Members, which amounts will be set forth in the books and records of the Company.
     9. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated among the Members in proportion to their membership percentages, as set forth on Schedule A (as to each Member, its “Membership Percentage”).
     10. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts as unanimously determined by the Members. Such distributions shall be divided among the Members in the same proportion as their Membership Percentages.
     11. No Restrictions on Transfer. A Member may freely assign or pledge its limited liability company interests (as to each Member, its “Membership Interests”) and the financial rights and governance rights set forth therein, as provided under the Act, subject, however, to any restriction on transfer provisions in loan documents executed by the Company as guarantor or as borrower.
     12. Membership Interest Certificates. Each Member’s Membership Interest in the Company shall be evidenced by a certificate in the form of Exhibit A attached hereto (a “Certificate”), and shall constitute a security governed by Article 8 of the Delaware Uniform Commercial Code-Investment Securities (Del Code Title 6:§8-101, et. seq.).
     13. Registrations, Registration of Transfers and Exchanges. The Company shall maintain all records for the exchange and registration of the Certificates including all forms of transfer for the Certificates and shall:
          (a) Keep at its principal place of business a register (the “Register”) in such form as it may determine, in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of the Certificates and of transfers thereof;
          (b) Ensure that all Certificates presented for transfer shall be duly endorsed for transfer or be accompanied by a written instrument of transfer; and
          (c) Ensure that each Certificate shall bear an original issue date.
Notwithstanding anything contained herein to the contrary, the Company shall not be required to ascertain whether any transfer or exchange of Certificates complies with the registration provisions or exemptions from the Securities Act of 1933, as amended, the Securities Exchange

Act of 1934, as amended, applicable state securities law or the Investment Company Act of 1945, as amended; provided that, if a Certificate is specifically required to be delivered to the Company by a purchaser or transferee of a Certificate, the Company shall be under a duty to examine the same to determine whether it conforms to the requirements of this Agreement and shall promptly notify the party delivering the same if such Certificate does not so conform.
     14. Persons Deemed Owners. Prior to due presentment of a Certificate for registration or transfer, the Company, or any agent or manager of the Company, may treat the person in whose name such Certificate is registered as the owner of the Certificate for the purpose of receiving distributions pursuant to this Agreement and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.
     15. Mutilated, Lost, Stolen or Destroyed Certificates. If (i) any mutilated Certificate is surrendered to the Company, or (ii) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, together with indemnity or security sufficient to hold it harmless, the Company shall execute, and upon its written request the Company shall authenticate and deliver, in exchange for any such mutilated Certificate or in lieu of any such destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal amount, bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith. The provisions of this Section are exclusive and shall preclude (to the extent permissible under applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.
     16. New Members. New Members may be admitted to the Company on such terms as may be agreed to by all existing Members, and in connection with any such admission, the Schedule A shall be amended to reflect the name, address and capital contribution (if any) of the additional Member and any changes in Membership Percentage of the Members in connection with the admission of the additional Member.
     17. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following (a) the written consent of all of the Members, (b) the death, retirement, expulsion, insolvency, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company provided that the Company shall not be dissolved if, within 90 days after any such event, all remaining Members agree in writing to continue the business of the Company, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
     18. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or officer.
     19. Amendments. This Agreement may be amended, restated, modified or supplemented from time to time, only upon the unanimous written approval of the Members.

     20. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.
     IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement as of the day and year first above written.

VHS HOLDING COMPANY, INC.
By:	/s/ Ronald P. Soltman
Ronald P. Soltman
Executive Vice President

VHS ACQUISITION COMPANY NUMBER 5, INC.
By:	/s/ Ronald P. Soltman
Ronald P. Soltman
Executive Vice President

VHS SAN ANTONIO PARTNERS, LLC By: VHS Acquisition Company Number 5, Inc., its Managing Member
By:	/s/ Ronald P. Soltman
Ronald P. Soltman
Executive Vice President

SCHEDULE A

Membership Interest and
Member and Address	Membership Percentage
VHS Holding Company, Inc. 20 Burton Hills Boulevard Suite 100 Nashville, TN 37215 Attention: Ronald P. Soltman	98%

VHS Acquisition Company Number 5, Inc. 20 Burton Hills Boulevard Suite 100 Nashville, TN 37215 Attention: Ronald P. Soltman	2%

EXHIBIT A
This Certificate has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and neither this Certificate nor any interest herein may be offered, sold, pledged or otherwise transferred except in accordance with the Company Agreement (as defined below) of VHS San Antonio Partners, LLC, the Securities Act, and applicable securities laws of any state of the united states.
Certificate for Limited Liability Company
Membership Interests of VHS SAN ANTONIO PARTNERS, LLC

Certificate Number ___	Membership Interest - ___%
     VHS San Antonio Partners, LLC, a Delaware limited liability company (the “Company”), hereby certifies that                                         . (the “Holder”) is the registered owner of                      % of the Membership Interests in the Company (the “Certificate”). This Certificate shall constitute a security governed by Article 8 of the Delaware Uniform Commercial Code-Investment Securities (Delaware Code Title 6: §8-101, seq.) The rights, powers, preferences, restrictions and limitations of the Membership Interests are set forth in, and this Certificate and the Membership Interests hereby represented are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 30, 2007, as the same may be further amended from time to time (the “Company Agreement”). Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Company Agreement. This Certificate is transferable only in accordance with the terms of the Company Agreement, which imposes certain limitations and restrictions on transfers of Membership Interests. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Membership Interests evidenced hereby, a registered Holder hereof (including any registered transferee hereof) is deemed to have agreed, to comply with and be bound by all terms and conditions of the Company Agreement. The Company will furnish a copy of such Company Agreement to each Member without charge upon written request to the Company at is principal place of business or registered office, as the case may be.

Date: , 200_	VHS SAN ANTONIO PARTNERS, LLC

	By:	VHS Acquisition Company Number 5, Inc., Managing Member

By:

Ronald P. Soltman
Executive Vice President

AMENDMENT NO. 1
TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
VHS SAN ANTONIO PARTNERS, LLC
     This Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of VHS San Antonio Partners, LLC, dated February 4, 2010 but effective as of July 1, 2009, is by and between the persons listed on the signature pages hereto as members (the “Members”) of VHS San Antonio Partners, LLC (the “Company”).
     WHEREAS, the Members entered into the Amended and Restated Limited Liability Company Agreement of the Company as of June 30, 2007 (the “Operating Agreement”); and
     WHEREAS, the Members desire to amend the Operating Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, the Members and the Company do hereby amend and restated the Operating Agreement as follows.
     1. Distributions. Section 10 of the Operating Agreement is amended and restated in its entirety as follows:
     10. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts as unanimously determined by the Members, and unless the Members agree otherwise, such distributions shall be divided among the Members in the same proportion as their Membership Percentages.
     2. Miscellaneous. Except as amended by this amendment, the Operating Agreement remains in full force and effect without change. Capitalized terms not otherwise defined in this amendment shall have the meanings given such terms in the Operating Agreement.
     IN WITNESS WHEREOF, the Members hereby executed this amendment on the date set forth above to be effective as of the date set forth above.

VHS HOLDING COMPANY, INC.		VHS ACQUISITION SUBSIDIARY NUMBER 5, INC.

By:	/s/ James H. Spalding	By:	/s/ James H. Spalding

	James H. Spalding		James H. Spalding
	Senior Vice President		Senior Vice President

VHS SAN ANTONIO PARTNERS, LLC

By:	/s/ James H. Spalding

James H. Spalding
Senior Vice President